FOR IMMEDIATE RELEASE

CONTACTS:
Financial:
Chris Sammons, 225-932-2546

Media:
Sean Clancy, 225-987-7129

GEORGE P. BEVAN NAMED PRESIDENT

OF SHAW’S ENVIRONMENTAL & INFRASTRUCTURE GROUP AND

RONALD W. OAKLEY NAMED MANAGING DIRECTOR FOR SHAW IN EUROPE

Baton Rouge, La., June 30, 2008 – The Shaw Group Inc. (NYSE: SGR) announced today that George P. Bevan has been named president of the company’s Environmental & Infrastructure (E&I) Group and Ronald W. Oakley has been named managing director for Shaw in Europe. Both will report to J.M. Bernhard Jr., Shaw’s chairman, president and chief executive officer.

Mr. Bevan will have responsibility for leading the E&I Group’s worldwide business activities, including business development and strategic operations management, as well as identifying new markets that leverage the Group’s portfolio of capabilities.

Mr. Oakley, the previous president of Shaw’s E&I Group, will transition to a new role as managing director responsible for expanding Shaw’s business in Europe and will be based in the United Kingdom. In addition to developing the strategy for the region, Ron will initially focus on business development and operations support in an emerging market for Shaw’s Power Group.

“George’s wealth of industry experience and broad managerial expertise make him the right person to lead the E&I Group as it focuses key assets on providing solutions to complex environmental and infrastructure challenges,” said Mr. Bernhard. “Ron’s leadership stabilized the E&I business as he placed a strategic emphasis on sales, which led to significant new contracts and created the prospects for growth this year and in the future.”

Mr. Bevan joined Shaw in 1994 as vice president of Business Development and has served in several other capacities, including executive vice president of Corporate Development, vice president of Government Affairs and president of Shaw Global Energy Services, an offshore and modular construction group. Before joining Shaw, he was a practicing attorney in the oil and gas and real estate businesses.

Prior to joining Shaw, Mr. Oakley held executive management, sales and operations positions in the engineering, construction and maintenance businesses both in the United States and Europe.

The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal 2008 revenues expected to exceed $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

#  #  #